NEITHER THIS DEBENTURE NOT THE SHARES OF COMMON STOCK UNDERLYING THIS
DEBENTURE (COLLECTIVELY THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS OR (ii) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH DEBENTURE, WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS.

FIDELITY HOLDINGS, INC.
(Incorporated under the laws of
the State of Nevada)

No. D-_________
$______________                                          Dated: April __, 1998


                 10% Convertible Subordinated Debenture due 1999

      FOR VALUE RECEIVED, FIDELITY HOLDINGS, INC., a Nevada corporation (the "Company"), promises to _____________________ pay to or registered assigns (the "Holder"), the principal amount of _____________ ($____________) Dollars (the "Principal Amount") in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, with interest (computed on the basis of a 360 day year of twelve 30 day months) on the unpaid balance of such principal amount at the rate of 10% per annum from the date hereof. Interest on the unpaid principal amount shall be paid semi-annually commencing on October , 1998. Principal and accrued and unpaid interest shall be payable in one installment on a due date of June ____, 1999 (the "Initial Due Date"), unless this Debenture is fully converted or redeemed before such date as provided herein; provided, however, that in the event, but only in the event, that a Notice of Demand Registration (as hereinafter defined) is made to the Company at any time on or following January ___, 1999 until and including April ___, 1999 and the Demand Registration Statement (as hereinafter defined) has not been declared effective by the Securities and Exchange Commission ("SEC") by the Initial Due Date, then unless written notice to the contrary is received by the Company from the Holder of this Debenture by no later than ten (10) days prior to the Initial Due Date, the due date hereunder for payment of principal and accrued interest shall be the earlier of (i) April ___, 2000 or (ii) thirty (30) days following written notice by the Company to the Holder that the Demand Registration Statement has been declared effective by the SEC; provided, further, however if the Company does not, within five (5) business days after the Company's actual receipt of the Conversion Notice (as hereinafter defined), issue certificates for shares of its Common Stock issuable as a result of such conversion, then unless written notice to the contrary is received by the Company from the Holder of this Debenture, the Initial Due Date (or any extension thereof in accordance with the terms hereof) shall be extended to the time such certificates are received, and the Holder may, during such extension period, by written notice to the Company, cancel the prior Conversion Notice and receive in lieu thereof such payment that would be due it hereunder absent such Conversion Notice.

      1. The Debentures. This Debenture is one of several convertible debentures designated as 10% Convertible Subordinated Debentures due 1999 in the aggregate principal amount of no less than $500,000 up to $1,500,000 (individually, a "Debenture", and together, the "Debentures"). This Debenture has been issued by the Company pursuant to the terms and subject to the conditions of a Securities Purchase Agreement between the Company and the Holder of even date hereof (the "Securities Purchase Agreement"). Reference is made to the Securities Purchase Agreement for certain agreements of the parties applicable to this Debenture. Notwithstanding any provision to the contrary contained herein, this Debenture is subject to and entitled to certain terms, conditions, covenants and agreements contained in the Securities Purchase Agreement. Any transferee of this Debenture, by his acceptance hereof, assumes the obligations of the Holder in the Securities Purchase Agreement.

      The Holder of this Debenture may, at his option and either in person or by duly authorized attorney, surrender the same at the office of the Company and, without expense to the Holder (other than transfer taxes, if any, arising in connection with a transfer hereof), receive in exchange therefor a Debenture or Debentures, for the same aggregate unpaid principal amount as the Debenture or Debentures so surrendered for exchange and each payable to such person or persons as may be designated by such Holder. Every Debenture so made and delivered in exchange for this Debenture shall in all other respects be in the same form and have the same terms as this Debenture.

      2. Subordination.

            2.1 The indebtedness evidenced by the Debentures shall be subordinated and junior in right of payment to all Senior Indebtedness (as defined below) to the extent and in the manner set forth in Sections 2.2 through 2.7 hereof.

            2.2 In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, debt readjustment or composition or other similar proceeding relative to the Company or its creditors or its property, (ii) any proceeding for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings or (iii) any assignment for the benefit of creditors or any other marshaling of the assets of the Company, then and in any such event the holders of all Senior Indebtedness shall first be paid in full the principal thereof and prepayment charges, if any, and interest at the time due thereon before any payment or distribution of any character, whether in cash, securities or other property, shall be made on account of the Debentures.

            2.3 Until the Senior Indebtedness is paid in full, the Holders of the Debentures shall be subordinated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets or securities of the Company applicable to Senior Indebtedness. For the purposes of such subordination, no payments or distributions to the holders of Senior Indebtedness of assets or securities which otherwise would have been payable or distributable to Holders of the Debentures shall, as between the Company, its creditors (other than the holders of Senior Indebtedness) and the Holders of the Debentures, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, and no payments or distributions to the Holders of the Debentures of assets or securities, by virtue of the subordination herein provided for shall, as between the Company, its creditors (other than the holders of Senior Indebtedness) and the Holders of the Debentures, be deemed to be a payment by the Company to or on account of the Debentures.

            2.4 Upon any distribution of assets or securities of the Company referred to in this Section 2, the Holders of the Debentures shall be entitled to rely upon a certificate of any liquidating trustee or agent or other person making any distribution to the Holders of the Debentures for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 2.

            2.5 In the event and during the continuation of any default in the payment of principal of, or prepayment charge, if any, or interest on, any Senior Indebtedness beyond any applicable period of grace, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof, then unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment of principal, premium, if any, or interest shall be made by the Company on the Debentures.

            2.6 No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the covenants, agreements and conditions of the Debentures, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

            2.7 "Senior Indebtedness" means all loans, advances, reimbursement obligations regarding letters of credit, liabilities, covenants, guarantees and duties now existing on or arising from time to time thereafter and renewals, extensions and refundings of any such indebtedness, whether for principal, premium or interest or otherwise of the Company or any subsidiary of the Company to, but only to, any bank or other lending or commercial financing institution, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, including, without limitation, (i) any debt, liability or obligation owing from the Company or any Subsidiary to others which such bank or other commercial financing institution may have obtained by assignment, pledge, purchase or otherwise, (ii) any overdraft or overadvance to the Company, and (iii) all interest, charges, expenses and attorney's fees for which the Company or any subsidiary of the Company is now or hereafter becomes liable to any such bank or other lending institution under any agreement or by law (unless in the instrument creating or evidencing such indebtedness, or pursuant to which the same is outstanding, it is provided that such indebtedness or such renewal, extension or refunding thereof is subordinated in right of payment to the Debentures).

      3. Conversion of Debenture.

            3.1 The holder of any Debenture shall have the right, at his option, at any time after the date of this Debenture, up to and including the Maturity Date (except that, with respect to any Debenture which shall be called for redemption or prepayment pursuant to Section 4 hereof, such right shall terminate at the close of business on the business day next preceding the date fixed for redemption or prepayment of such Debenture (unless the Company shall default in payment due upon such prepayment or redemption)) to convert, subject to the terms and provisions of this
      Section 3, in whole or in part, the principal of any such Debenture into shares of Common Stock of the Company (calculated to the nearest one one-hundredth (1/100) of a share), at the price of $2.941176 per share or, in case an adjustment of such price has taken place pursuant to the provisions of Section 3.4 hereof, then at the price as last adjusted (the "Initial Conversion Price"); provided, however, that if the Debenture is converted at any time after the one year anniversary date of the issuance of this Debenture and prior to the due date (the "Adjustment Period") at a time when the Closing Price (as hereinafter defined) for twenty (20) consecutive business days ending within 5 days of the Conversion Notice (as hereinafter defined) is less than $5.00 per Share, then at a conversion price equal to fifty (50%) of the Closing Price as of the date of the Conversion Notice; provided, further, that if the Debenture is being converted during the period following the delivery of a Notice of Redemption (as hereinafter defined) but prior to the Redemption Effective Date (as hereinafter defined), then at a conversion price equal to the greater of $2.50 or fifty (50%) of the Closing Price as of the date of the Conversion Notice (the Initial Conversion Price and adjustments, if any, the "Conversion Price"), upon surrender of the Debenture to the Company at any time during normal business hours, together with written notice (the "Conversion Notice") that the holder elects to convert such Debenture, in whole or in part, into such Common Stock in accordance with the provisions of this Section 3, and specifying the name or names in which the shares of Common Stock issuable upon such conversion shall be registered, together with the addresses of the persons so named, and, if so required by the Company, accompanied by a written instrument or instruments of transfer in the form annexed hereto duly executed by the registered holder or his attorney duly authorized in writing.

            3.2 As promptly as practicable after the surrender, as herein provided, of any Debenture for conversion and the receipt of the Conversion Notice relating thereto, the Company shall deliver to the Holder, or upon the written order of the Holder of the Debenture so surrendered, a certificate or certificates representing the number of fully-paid and non-assessable shares of Common Stock of the Company into which such Debenture shall be converted in accordance with the provisions of this Section 3. Subject to the following provisions of this Section 3.2, such conversion shall be deemed to have been made at the close of business on the date that such Debenture shall have been surrendered for conversion together with the Conversion Notice, so that the rights of the Holder as a holder of the Debenture shall cease at such time and the person or persons entitled to receive the shares of Common Stock upon conversion of such Debenture shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no such surrender on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books of the Company are open and such conversion shall be at the Conversion Price in effect at the close of business on such next succeeding day.

            If the last day for the exercise of the conversion right shall not be a business day, then such conversion right may be exercised on the next succeeding business day.

            3.3 Upon such conversion, all principal due under this Debenture shall be discharged and the Company released from all obligations thereunder; provided, however, that all accrued and unpaid interest shall be paid at such time.

            3.4 The Conversion Price in effect from time to time shall be proportionately decreased in the event that the Company shall at any time
      (i) make a subdivision of shares of Common Stock outstanding or (ii) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock. The Conversion Price in effect from time to time shall be proportionately increased in the event that the Company shall at any time combine the shares of its Common Stock outstanding. An adjustment made pursuant to this Section 3.4 shall, in the case of a subdivision or combination, become effective retroactively immediately after the effective date thereof and shall, in the case of a dividend or distribution, become effective retroactively immediately after the record date for the determination of stockholders entitled thereto.

            3.5 Whenever the Conversion Price is adjusted pursuant to Section
      3.4 hereof, the Company shall promptly cause a notice stating that such adjustment has been effected and the adjusted Conversion Price to be given to such holder of Debentures at his address appearing on the Debenture registry books. Any calculation required to be made under this Section 3 shall be made to the nearest cent or the nearest one-hundredth of a share, as the case may be.

            3.6 No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Debenture. If the conversion of any Debenture results in a fraction, an amount equal to such fraction multiplied by the Closing Price (as hereinafter defined) shall be paid to the persons who would otherwise be entitled to receive such fractional interests in cash by the Company.

            3.7 In case of any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Debentures (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding shares of Common Stock, other than a change in number of the shares issuable upon conversion of the Debentures) or in case of any sale or conveyance to another entity of all or substantially all of the assets of the Company, or in the case of an exchange of outstanding shares of Common Stock for the shares or other securities of another corporation or entity, or in the event of a dividend or other distribution of the securities of a subsidiary of the Company or of any other entity to holders of shares of Common Stock, the holder of each Debenture then outstanding shall have the right thereafter to convert such Debenture into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale, conveyance, dividend or distribution by a holder of the number of shares of Common Stock of the Company into which such Debenture might have been converted immediately prior to such reclassification, change, consolidation, merger, sale, conveyance, dividend or distribution. The above provisions of this Section 3.7 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, conveyances, dividends or distributions.

            3.8 The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon conversion of the Debentures as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Debentures. The Company covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued, fully-paid and non-assessable.

            3.9 Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Debentures, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully-paid and non-assessable shares of such Common Stock at such adjusted Conversion Price, and at least fifteen days prior to the record date for determining shareholders of record with respect to any such action, the Company shall give the Holder written notice of such action by certified or registered mail, return receipt requested.

            3.10 The issuance of certificates for shares of Common Stock upon the conversion of Debentures shall be made without charge to the converting Holders for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holders of the Debentures converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the Debenture converted, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

            3.11 Upon conversion of this Debenture, but subject to Section 6 hereof, the registered holder may be required to execute and deliver to the Company an instrument, in form reasonably satisfactory to the Company, representing that the shares of the Common Stock issuable upon conversion hereof are being acquired for investment and not with a view to distribution within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

            3.12 Upon any partial conversion of this Debenture, the Company at its expense will forthwith issue and deliver to or upon the order of the holder thereof a new Debenture or Debentures in principal amount equal to the unpaid and unconverted principal amount of such surrendered Debenture, such new Debenture or Debentures to be dated and to bear interest from the date to which interest has been paid on such surrendered Debenture.

            3.13 Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock for a consideration per share less than the Conversion Price then in effect at the time of issuance, then forthwith upon such issuance or sale, the Conversion Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing (A) an amount equal to the sum of (X) the product of (a) the Conversion Price per share of Common Stock on the date immediately prior to the issuance or sale of such shares, multiplied by
      (b) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus (Y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Conversion Price be adjusted pursuant to this computation to an amount in excess of the Conversion Price in effect immediately prior to such computation. For the purposes of any computation to be made in accordance with this Section 3.13, the following provisions shall be applicable: (i) In case of the issuance or sale or shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares; (ii)In case of the issuance or sale (otherwise then as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be the fair value of such consideration.

            3.14 Except as herein provided, in case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock which are exercisable , or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share less than the then Conversion Price; immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, the Conversion Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Section 3.13 hereof as if such options, rights, or warrants had been exercised and/or such securities converted and/or exchanged, immediately upon the grant or issuance thereof.

            3.15 No adjustment of the Conversion Price shall be made pursuant to the provisions of Sections 3.13 or 3.14 above: (a) upon the sale of shares of Common Stock at a price which is 75% or more of the then Conversion Price; (b) upon the grant or issuance of options, rights or warrants to purchase, or the issuance of securities which are convertible or exchangeable for shares of Common Stock at an exercise, conversion or exchange price which is 75% or more of the then Conversion Price; (c) if
      (i) the number of such shares of Common Stock sold in any twelve-month period plus (ii) the number of shares of Common Stock issuable upon the exercise of options, warrants and rights issued or granted in the same twelve-month period, plus (iii) the number of shares of Common Stock issuable upon the conversion of or exchange of other securities issued in the same twelve-month period, which would otherwise be governed by the provisions of Sections 3.13 and/or 3.14, aggregate 5% or less of the shares of the Company's Common Stock outstanding at the time of such sale, grant and/or issuance; (d) if the amount of such adjustment shall be the lesser of (i) five cents (5c) per share or (ii) five percent (5%) of the then Conversion Price, provided however that in any case where an adjustment is not made because the provisions of this clause (d) then the amount of such adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with such adjustment carried forward, shall amount to the lesser of five cents
      (5c) per share or five percent (5%) of the then Conversion Price; (e) upon the exercise of any options, warrants, or rights, or the conversion or exchange of any other securities, for the grant or issuance of which an adjustment of the Conversion Price was made, or would have been required to have been made except pursuant to the provisions of this Section 3.15, pursuant to the provisions of Section 3.13 and/or 3.14 above; (f) upon the exercise of up to 227,000 warrants or options issued prior to January 1, 1998 and exercisable at $1.50 per share; or (g) upon the exercise of warrants or options which may be hereafter issued to full-time employees of the Company and consultants for the performance of services relating to the Company's day-to-day business operations, but not for financial consulting, or financial advisory or similar services.

      4. Optional Redemption.

            4.1 The Debentures may be redeemed, at the Company's option, in whole only, upon notice ("Notice of Redemption") to a holder of the Debentures at such holder's address, at any time during the Adjustment Period and prior to maturity, at a redemption price equal to 200% of the principal amount thereof; provided, however, that the Debentures may not be redeemed during the Adjustment Period unless the Closing Price, as defined below, is $2.50 or less (the "Minimum Price"), subject, however, to adjustment in the case of the same events which would result in an adjustment of the Conversion Price.

            4.2 The "Closing Price" on any trading day shall mean the last reported sales price regular way of the Common Stock, or, in case no such reported sale takes place on such day, the closing bid price regular way of the Common Stock, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market or NASDAQ, as the case may be, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ National Market or NASDAQ, the closing bid price in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose.

            4.3 Notice of Redemption will be mailed at least twenty days but no more than thirty days before the redemption date ("Redemption Date") to each holder of Debentures to be redeemed at his registered address. On and after the Redemption Date, interest shall cease to accrue on the Debentures called for redemption. Notice of redemption shall be given to holders of the Debentures to be redeemed by registered or certified mail, return receipt requested, at their last address appearing on the books and records of the Company.

      5. Restrictions Upon Transferability. Neither this Debenture nor the shares of Common Stock issuable upon conversion of this Debenture have been registered under the Securities Act and may not be sold or transferred in whole or in part unless the Holder shall have first given notice to the Company describing such sale or transfer and furnished to the Company either (a) an opinion of counsel, which counsel and opinion (in form and substance) shall be reasonably satisfactory to the Company, to the effect that the proposed sale or transfer may be made without registration under the Securities Act or (b) an interpretive letter from the SEC to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Securities Act; provided, however, that the foregoing shall not apply if there is in effect a registration statement with respect to this Debenture at the time of the proposed sale or transfer.

      6. Registration Rights

            6.1 (a) At any time commencing with the issuance of this Debenture, if the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other similar limited purpose form, it being understood that for this purpose a registration statement on Form S-3 is not such a limited purpose form)(the foregoing, a "Registration Triggering Event"), then the Company will give written notice of such determination to all holders of the Debentures (the "Holders"). Upon the written request of the Holders, or their duly authorized agent (the "Responding Holders"), within twenty (20) days after receipt of any such notice from the Company, the Company will, except as provided herein, cause all of the shares of Common Stock underlying the Debenturesand shares outstanding as a result of the prior exercise thereof (the "Registrable Securities") owned by the Responding Holders to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered; provided, however, that nothing provided herein shall prevent the Company from, at any time, abandoning or delaying any such registration. If any registration pursuant to this Section 6.1 (a) shall be underwritten, in whole or in part, the Company shall require that the Registrable Securities requested for inclusion pursuant to this Section 6.1 (a) be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. Notwithstanding the foregoing, if the managing underwriter determines and advises in writing that the inclusion of all of the Registrable Securities proposed to be included in the underwritten public offering, together with any other issued and outstanding securities proposed to be included therein by holders of securities other than the Responding Holders, would interfere with the successful marketing of such securities, then the number of such Registrable Securities that the managing underwriter believes may be sold in such underwritten public offering shall be allocated for inclusion in the registration statement in the following order of priority: (i) the securities being offered by the Company; (ii) to the extent not in conflict with prior agreements of the Company, the number of Registrable Securities then owned by each Responding Holder, on a pro rata basis, based upon the number of Registrable Securities sought to be registered by each such Responding Holder; and (iii) the number of securities held by holders other than Responding Holders, on a pro rata basis, based upon the number of securities sought to be registered by each such other holder. The Registrable Securities that are excluded from the underwritten public offering shall be withheld from the market by the Responding Holders for a period (the "Holdback Period") that the managing underwriter reasonably determines to be necessary to effect the underwritten public offering.

            6.1(b) If the Holder desires that the Company file a Registration Statement under the Securities Act with the SEC to register all or a portion of the Registrable Securities owned by the Holder, the Holder, by himself or in conjunction with other Holders, shall at any time after nine months after the date hereof serve a Demand on the Company to prepare such Registration Statement and file it with the SEC. The Demand shall specify the number of Registrable Securities the Holder wants registered by such Registration Statement. Within ten (10) days of the receipt of such Demand by the Company from the Holder or any of the other Holders, who have not joined in such Demand, the Company shall send a copy of such Demand to each of the Holders together with a request that such Addressee Holder advise the Company in writing within fifteen (15) days after the mailing of the Demand and Request to such Addressed Holder whether:

            (A)   the Addressee Holder joins in such Demand, and

            (B) in any event, how many of the Registrable Securities such Addressee Holder elects to have registered by the Registration Statement to be filed by the Company as a result of such Demand.

      If the Addressee Holder does not respond to the Company's Request within such fifteen (15) day period, the Addressee Holder shall be deemed not to have joined in the Demand nor elected to have any of its Registrable Securities registered in such Registration Statement. If the Addressee Holder's response fails to state (i) whether or not it joins in such Demand, the Addressee Holder shall be deemed not to have joined in the Demand, and/or (ii) the number of its Registrable Securities the Addressee Holder elects to have registered by such Registration Statement, the Addressee Holder shall be deemed to have waived its right to have any of its Registrable Securities registered by such Registration Statement.

      After receipt of such Demand by a Holder or Holders within and after the Company has mailed all requests to the Addressee Holders and so long as the Company has received requests to register at least 20% of the Registrable Securities, the Company shall proceed to prepare the Registration Statement (as well as any necessary amendments and supplements thereto) registering all of the Registrable Securities which all Holders have elected to have registered and promptly proceed to take all steps necessary to have such Registration Statement declared effective.

            6.2 When the Company is required by the provisions of Section 6.1
      (a) or (b) to effect the registration of Registrable Securities under the Securities Act, the Company will: (i) prepare and file with the SEC a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective until such time as all of the Registrable Securities may be sold without regard to volume limitations under Rule 144 under the Securities Act ("Rule 144"); (ii) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective until such time as all of the Registrable Securities may be sold without regard to volume limitations under Rule 144; (iii) furnish to the security holders participating in such registration and to the underwriters, if any, of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters, if any, may reasonably request in order to facilitate the public offering of such securities;
      (iv) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request in writing, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified; (v) notify the security holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; (vi) notify such holders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information; (vii) prepare and file with the SEC, promptly upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred with by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such holder; (viii) prepare and promptly file with the SEC and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and (ix) advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

            6.3 (a) If the Company has not filed a registration statement by thirty (30) days following receipt of a Demand by a Holder or Holders for the filing of such registration statement, or such registration statement shall not have been declared effective by the SEC within five (5) months after the initial filing of such registration statement with the SEC (or such longer time equal to five (5) months plus the number of days in excess of thirty, up to a maximum of 15, which it takes for the SEC to issue its initial comment letter on such registration statement), the number of share of Common Stock issuable upon the Conversion of this Debenture (in whole or in part) shall be increased, and the purchase price per share decreased by two percent (2%) and by an additional two percent (2%) thereafter for each thirty (30) days thereafter that the Company fails to file such registration statement or that the registration statement is not declared effective, whichever the case may be.

            (b) If such registrations statement has been declared effective by the SEC but the prospectus which is a part thereof may not be used because it is not then current; and if (A) pursuant to the provisions of Section
      6.2 above the Company is required to file a post effective amendment to such registration statement to keep such prospectus current, but fails to file such post effective amendment, or (B) such post effective amendment is not declared effective before such prospectus ceases to be current, the number of shares of Common Stock issuable upon the Conversion of this Debenture (in whole or in part) shall be increased, and the purchase price per share decreased by two percent (2%) and by an additional two percent (2%) thereafter for each thirty (30) days thereafter that the Company fails to file such post effective amendment or such post effective amendment is not declared effective, whichever the case may be.

            (c) If upon conversion of this Debenture (in whole or in part) the Company does not within five (5) business days after such conversion deliver stock certificates as directed in the conversion exercise form attached to this Debenture, the number of shares of Common Stock issuable upon the conversion of this Debenture (in whole or in part) shall be increased and the purchase price per share decreased, by two percent (2%) and by an additional two percent (2%) thereafter for each business day after such five (5) business days that the Company fails to deliver such certificates.

            6.4 (i) With respect to the registration, all fees, costs and expenses of and incidental to such registration and public offering (as specified in sub-paragraph (ii) below) in connection therewith shall be borne by the Company, provided, however, that (x) should the first Registration Statement pursuant to Section 6.1(b) hereof be filed and declared effective by the SEC, then the costs of any subsequent Registration Statements requested by any Holders pursuant to Section 6.1
      (a) shall be borne on a pro rata basis among them and not by the Company and (y) any security holders participating in such registration shall bear their pro rata share of the underwriting discount and commissions and transfer taxes; (ii)the fees, costs and expenses of registration to be borne by the Company as provided in subparagraph (i) above shall include, without limitation, all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified (except as provided in sub-paragraph (i) above). Fees and disbursements of counsel and accountants for the selling security holders and any other expenses incurred by the selling security holders not expressly included above shall be borne by the selling security holders.

            6.5 The Company will indemnify and hold harmless each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Sections 6.1 (a) or (b) hereof, its directors and officers, and any underwriter (as defined in the Securities
      Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Securities Act, from and against, and will reimburse such holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof. Each holder of the Registrable Securities included in a registration pursuant to the provisions of Sections 6.1 (a) or (b) hereof will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such holder specifically for use in the preparation thereof. Promptly after receipt by an indemnified party pursuant to the provisions of this Section 6.4 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of this Section 6.4, promptly notify the indemnify party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of this Section 6.4 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or

      (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

      7. Events of Default and Remedies.

            7.1 An "Event of Default" shall occur if:

            (a) The Company defaults in the payment of this Debenture, when and as the same shall become due and payable whether at maturity thereof, or by acceleration or otherwise, which default shall continue for a period of thirty (30) days from the date thereof; or

            (b) The Company fails to comply with any of the covenants, conditions or agreements set forth in this Debenture and such default shall continue for a period of thirty (30) days; or

            (c) The Company shall file or consent by answer or otherwise to the entry of an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or shall make an assignment for the benefit of its creditors, or shall consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of this property, or shall be adjudicated a bankrupt or insolvent, or shall take corporate action for the purpose of any of the foregoing, or if a court or governmental authority of competent jurisdiction shall enter an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of the Company, or if any such petition shall be filed against the Company and such petition shall not be dismissed within one hundred and twenty (120) days.

            7.2 In case an Event of Default (other than an Event of Default resulting from the Company's failure to pay the principal of, or any interest upon, this Debenture when the same shall be due and payable in accordance with the terms hereof, after giving effect to applicable "cure" provisions herein, which event of default shall not require prior written notice) or bankruptcy, insolvency or reorganization shall occur and be continuing, the holders of at least 25% in aggregate principal amount of Debentures then outstanding, or their duly authorized agent, by notice in writing to the Company may declare all unpaid principal and accrued interest on all of the Debentures then outstanding, due and payable without any other act on the part of the holders of the Debentures. Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal or interest on the Debentures) may be waived by the holders of any of the Debentures then outstanding or their duly authorized agent.

            7.3 Should the indebtedness represented by this Debenture or any part thereof be collected in any proceeding, or this Debenture be placed in the hands of attorneys for collection after default, the Company agrees to pay as an additional obligation under this Debenture, in addition to the principal due and payable hereon, all reasonable costs of collecting this Debenture, including reasonable attorneys' fees.

      8. Amendments. This Debenture may be amended, modified, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Company and holders of a Debenture at the time outstanding, or their duly authorized agent; provided, however, that consent by all of the Holders shall be required to modify the terms of this Debenture affecting the payment of principal of, or interest on, the Holder's Debenture.

      9. No Waiver. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver hereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, power or privilege hereunder. The rights and remedies provided herein are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

      10. Loss, Theft, Destruction or Mutilation of Debenture. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Debenture, if mutilated, the Company will make and deliver a new Debenture of like tenor and of the same series, in lieu of this Debenture. Any Debenture made and delivered in accordance with the provisions of this Section shall be dated as of the date hereof.

      11. Notice. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally telegraphed or, if mailed, five days after the date of deposit in the United States, as follows (i) if to the Company, to FIDELITY HOLDINGS, INC., 80-02 Kew Gardens Road, Suite 5000, Kew Garden NY 11415 Attn: President and (ii) if to the holder of this Debenture, at such addresses as set forth in the Subscription Agreement of the holder of this Debenture.

      12. Corporate Obligation. It is expressly understood that this Debenture is solely a corporate obligation of the Company, and that any and all personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every promoter, subscriber, incorporator, shareholder, officer, or director, as such, are hereby expressly waived and released by the holder hereof by the acceptance of this Debenture and as a part of the consideration for the issue hereof.

      13. Governing Law. This Debenture shall be governed by a construed in accordance with the laws of the State of New York, without giving effect to conflict of law principles.

      14. Successors and Assigns. All the covenants, stipulations, promises and agreements in this Debenture contained by or on behalf of the Company shall bind its successors and assigns, whether or not so expressed.

      15. Enforceability: If any provision of this Debenture shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provisions of this Debenture, and this Debenture shall be construed as if any invalid, illegal or unenforceable provisions had not been contained herein; provided however, that default in the performance or observance by the Company of any provision of this Debenture which has been held to be invalid, illegal or unenforceable shall, notwithstanding such invalidity, illegality or unenforceability, constitute an Event of Default hereunder, if such default would have constituted an Event of Default without regard to such invalidity, illegality or unenforceability.

      IN WITNESS WHEREOF, the Company has caused this Debenture to be signed in its corporate name by a duly authorized officer and to be dated as of the date first above written.


                                        FIDELITY HOLDINGS, INC.



                                        By: /s/ Doron Cohen
                                            ------------------------------------
                                            Doron Cohen, Chief Executive Officer

                                CONVERSION NOTICE


            (To be executed by the registered holder to convert all or a portion of the principal amount of the within Debenture to shares of Common Stock of the Company in accordance with provisions of the within Debenture.)

FIDELITY HOLDINGS, INC.
80-02 Kew Gardens Road
Kew Gardens, NY 14618

      The undersigned hereby converts $__________________ of the principal amount of the within Debenture for shares of Common Stock of the Company (as such terms are defined in the within Debenture) pursuant to and in accordance with the terms and conditions of this Conversion Notice, and requests that a certificate for such shares be issued in the names and be delivered to the addresses stated below, and if such principal amount hereby converted is not all of the principal amount of the within Debenture, that a new Debenture of like terms for the balance of such principal amount be delivered to the undersigned at the address stated below:

      Shares deliverable as follows ____________% to __________________________

                                                     __________________________

                                    ___________ % to ___________________________

                                                     __________________________

The new Debenture of like tenor for the balance of the principal amount not converted, shall be delivered to the undersigned.

      Dated:

                                    Signed: __________________________________

                                    Address:

                                   ASSIGNMENT

      (To be executed by the registered holder to effect a transfer of all or part of the within Debenture.




      For Value received



                                              (the "Assignor")



      hereby sells, assigns, and transfers unto



                                      (the "Assignee") $_______ of the principal

amount of the within Debenture and the rights represented thereby to convert all or part of such principal amount into shares of Common Stock of the Company in accordance with the terms and conditions thereof, and does hereby irrevocably direct any authorized officer of FIDELITY HOLDINGS, INC., to execute and deliver a new Debenture in the amount of the balance of the principal amount of the within Debenture, if any, to the undersigned Holder.



Dated:                              Signed: